Exhibit 10.5

                                October 30, 2007



VIA FACSIMILE AND OVERNIGHT COURIER

YOUBET.COM, INC.
UNITED TOTE COMPANY, INC.
5901 De Soto Avenue
Woodland Hills, California 91367
Attn: James Burk, CFO

         Re:  Waiver of Default and Side Letter Agreement

Ladies and Gentlemen:

         Reference is hereby made to that certain Credit Agreement dated as of July 27, 2006 (as amended, restated, supplemented, or modified from time to time, the "Credit Agreement"), by and among WELLS FARGO FOOTHILL, INC., a California corporation, as administrative agent (in such capacity, "Agent") and as sole Lender (in such capacities, "Foothill"), YOUBET.COM, INC., a Delaware corporation ("Administrative Borrower"), and UNITED TOTE COMPANY, INC., a Montana corporation (together with Administrative Borrower, collectively, the "Borrowers"). Initially capitalized terms used herein without definition shall have the meaning set forth in the Credit Agreement.

         Administrative Borrower has informed and represented to Agent that a Default has occurred and is continuing under Section 7.3 of the Credit Agreement due to the U.S. government's seizure of the following Deposit Accounts (the "Seized Deposit Accounts") of IRG Services, Inc., a Nevada corporation ("IRG"): (1) Deposit Account number 004961704894 maintained by IRG at Bank of America, N.A.; (2) Deposit Account number 004971194122 maintained by IRG at Bank of America, N.A.; and (3) Deposit Account number 004971194119 maintained by IRG at Bank of America, N.A. (collectively, the "Known Existing Default").

         The Borrowers have requested that Foothill waive the Known Existing Default which Foothill is willing to do subject to the terms and conditions of this waiver letter. Foothill hereby waives the Known Existing Default; provided, that:

         (1) The Borrowers shall pay Foothill a non-refundable accommodation fee in the amount of One Hundred Thousand Dollars ($100,000) in consideration of Foothill's execution of this waiver letter, which shall be fully earned, non-refundable, and due and payable as of the date hereof;

         (2) Within thirty days of the date of this waiver letter, Administrative Borrower shall provide Agent with copies of Parent's and its Subsidiaries Projections, in form and substance (including as to scope and underlying assumptions) satisfactory to Agent, in its Permitted Discretion, for the forthcoming 3 years, year by year, and for the forthcoming fiscal year, month

YOUBET.COM, INC.
UNITED TOTE COMPANY, INC.
October 30, 2007
Page 2

by month, certified by the chief financial officer of Parent as being such officer's good faith estimate of the financial performance of Parent and its Subsidiaries during the period covered thereby.

         (3) Notwithstanding anything contained in the Credit Agreement or any Loan Document to the contrary, without the prior written consent of Agent, no Borrower or Guarantor shall, directly or indirectly: (A) make or acquire any Investment or incur any liabilities for or in connection with any Investment in, or on behalf of, IRG, (B) make any distribution to, declare or pay any dividends to, or otherwise make any intercompany transfers to, or on behalf of, IRG, or (C) accept any Investments, dividends, distributions or any other intercompany transfers from IRG; provided, however, that Administrative Borrower may continue to make Investments in IRG in an amount not to exceed Eighty Thousand Dollars ($80,000) in any two week period for the sole purposes of funding payroll and operating obligations of IRG so long as on the fifth Business Day of each month, Agent is provided with a schedule of all Investments made by Administrative Borrower in IRG during the immediately preceding month;

         (4) Notwithstanding anything contained in the Credit Agreement or any Loan Document to the contrary, including without limitation, Section 2.7(b) of the Credit Agreement, Agent may send a notice to each Cash Management Bank instructing such Cash Management Bank to, without further consent by any Borrower or Guarantor, as applicable, forward, by daily sweep, all amounts in the applicable Cash Management Account to the Agent's Account; and

         (5) At all times after the date hereof, Borrowers shall maintain the sum of (A) Excess Availability, plus (B) Qualified Cash at an amount equal to no less than Four Million Dollars ($4,000,000).

         Administrative Borrower and Agent agree to meet on or about ninety
(90) days from the date of this waiver to discuss further developments in the investigation which gave rise to the seizure of the Seized Deposit Accounts.

         The waiver set forth in this waiver letter shall be effective only for the specific Known Existing Default referenced herein, and in no event shall this waiver letter be deemed to be a waiver of enforcement of Foothill's rights with respect to any other Defaults or Events of Default now existing or hereafter arising, including, without limitation, the further seizure of any other personal or real property of any Borrower or any Guarantor. Nothing contained herein nor any communications between any Borrower or any Guarantor and Foothill shall be a waiver of any rights or remedies Foothill has or may have against any Borrower or any Guarantor, except as specifically provided herein. Except as explicitly set forth herein, nothing contained herein shall
(i) amend, modify or alter any term or condition of the Credit Agreement or any Loan Document or (ii) diminish, prejudice or waive any of Foothill's rights and remedies under the Credit Agreement, any Loan Document or applicable law, and Foothill hereby reserves all of such rights and remedies.

YOUBET.COM, INC.
UNITED TOTE COMPANY, INC.
October 30, 2007
Page 3

         This waiver letter shall be effective only upon Borrowers accepting and agreeing to all of the terms and conditions of this waiver letter by signing this waiver letter where provided below and returning it to us.

         This waiver agreement shall be construed under and governed by the internal laws of the State of California, and may be executed in any number of counterparts and by different parties on separate counterparts. Each of such counterparts shall be deemed to be an original, and all of such counterparts, taken together, shall constitute but one and the same agreement. Delivery of an executed counterpart of this waiver agreement by telefacsimile or electronic transmission of a "pdf" (or other such viewable, printable data file) shall be equally effective as delivery of a manually executed original counterpart.

                                                 Very truly yours,

                                                 WELLS FARGO FOOTHILL, INC.,
                                                 as Agent and as Lender


                                                 By:  /s/ Michael Ganann
                                                    ---------------------
                                                     Name: Michael Ganann
                                                     Title: Vice President


ACKNOWLEDGED, ACCEPTED AND AGREED:

YOUBET.COM, INC.,
a Delaware corporation


By: /s/ James A. Burk
   ----------------------------
Name: James A. Burk
Title: Chief Financial Officer

UNITED TOTE COMPANY, INC.,
a Montana corporation


By: /s/ James A. Burk
   ----------------------------
Name: James A. Burk
Title: Chief Financial Officer

YOUBET.COM, INC.
UNITED TOTE COMPANY, INC.
October 30, 2007
Page 4



cc:      SIDLEY AUSTIN LLP
         555 West Fifth Street, 40th Floor
         Los Angeles, California 90013
         Attn: Jennifer C. Hagle, Esq.
         Fax No.: (213) 896-6600